SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934
POTOMAC ELECTRIC POWER COMPANY (Exact Name of Registrant as Specified in Its Charter)
District of Columbia Virginia (State of Incorporation or Organization)	53-0127880 (IRS Employer Identification No.)
701 Ninth Street, N.W. Washington, D.C. 20068 (Address of Principal Executive Offices) (Zip Code)

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

          Securities Act registration statement file number to which this form relates:_______________ (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered
Securities to be registered pursuant to Section 12(g) of the Act:
Serial Preferred Stock, par value $50 (Title of Class)

Item 1.     Description of Registrant's Securities to be Registered

          The securities being registered pursuant to this Registration Statement on Form 8-A consist of Serial Preferred Stock, par value $50, of the Registrant. The information required by this Item 1 is incorporated by reference to the description of the Serial Preferred Stock set forth in the Registrant's Registration Statement on Form S-3 (File No. 333-106209) filed with the Securities and Exchange Commission on June 18, 2003, under the section captioned "Description of Preferred Stock."

Item 2.     Exhibits

4.01

Restated Articles of Incorporation and Articles of Restatement of the Registrant (Filed as Exhibit 3.2 to the Registrant's Form 10-Q for the quarter ended June 30, 2003 and incorporated by reference herein).

4.02	By-laws of the Registrant (Filed as Exhibit 3 to the Registrant's Form 10-Q for the quarter ended March 31, 2003 and incorporated by reference herein).
4.03	Specimen of Certificate representing Serial Preferred Stock.
SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POTOMAC ELECTRIC POWER COMPANY By: /S/ A. W. WILLIAMS Andrew W. Williams Senior Vice President and Chief Financial Officer Date: August 14, 2003

Exhibit 4.03
SPECIMEN OF CERTIFICATE REPRESENTING PREFERRED STOCK
Certificate Number [ ]	Number of Preferred Securities [ ]
CUSIP No. [ ]

Certificate of Serial Preferred Stock, par value $50 per share of

POTOMAC ELECTRIC POWER COMPANY,
a corporation organized under the laws of the District of Columbia and the Commonwealth of Virginia

This certificate is transferable in the City of Washington, DC

          This certifies that ___________________ is the owner of _________________ fully paid and non-assessable shares of the Serial Preferred Stock, $50 par value, of Potomac Electric Power Company transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. A statement of the designations, preferences, limitations and relative rights of the Serial Preferred and Common Stocks of the Company and of the variations in the relative rights and preferences between the shares of each series of Serial Preferred Stock (or information as to where such a statement may be obtained) is printed upon the back hereof, and this Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Company and all amendments thereto (copies of which are on file at the office of the Transfer Agent), to all of which the holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

          Witness the facsimile seal of Potomac Electric Power Company and the facsimile signatures of its duly authorized officers.

Dated: Secretary	Potomac Electric Power Company President
Countersigned and Registered: Transfer Agent and Registrar
Authorized Signature	Authorized Officer

[FORM OF REVERSE OF PREFERRED STOCK CERTIFICATE] POTOMAC ELECTRIC POWER COMPANY

          The corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and the variations in the relative rights and preferences between the shares of each series of its preferred stock so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Such requests should be directed to the Treasurer of the corporation at its principal office, 701 Ninth Street, N.W., Washington, D.C. 20068.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common	UNIF GIFT MIN ACT	--	_____Custodian ______
(Cust) (Minor)
TEN ENT	--	as tenants by the entireties			under Uniform Gifts to Minors Act ____________ (State)
JT TEN	--	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

          For Value received, _______________________________________ hereby sell, assign and transfer unto

____________________________________________________________________________________________
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

____________________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

____________________________________________________________________________________________

____________________________________________________________________________________________

____________________________________________________________________________ Shares of the Stock

represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________

_____________________________________________________________________________ Attorney to

transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated, ____________________

________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.